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                                                                     EXHIBIT 4.2

                              INDYMAC BANCORP, INC.
                               2002 INCENTIVE PLAN
                   AS AMENDED AND RESTATED AS OF MARCH 4, 2003

                                    SECTION 1
                                     GENERAL

         1.1. Purpose. The IndyMac Bancorp, Inc. 2002 Incentive Plan (the "Plan") has been established by IndyMac Bancorp, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The following provisions constitute an amendment, restatement, and continuation of the Plan as in effect immediately prior to March 4, 2003; provided that no Awards shall be granted under Schedule 2 to Exhibit A prior to March 4, 2003.

         1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Memorandum), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

         1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9 and Exhibit A and Exhibit B).

                                   SECTION 2
                                OPTIONS AND SARS

         2.1.     Definitions.

(a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

(b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

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         2.2.     Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

         2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that Awards granted pursuant to
Section 2 (relating to Options and SARs) shall have a minimum 1-year vesting period and Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall have a minimum 3-year vesting period. No fewer than 100 shares of Stock may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

         2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, provided that any such shares used in payment shall have been owned by the Participant for at least six months prior to the date of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         2.5. Settlement of Award. Settlement of Options and SARs is subject to subsection 5.7.

         2.6. Non-Employee Director Equity Awards. The Non-Employee Directors shall receive Director Equity Awards in accordance with the provisions of Exhibit A to this Plan.

         2.7. Employee Option Awards. Except as otherwise provided by the Committee, the Option Awards granted to employees of the Company or any Subsidiary shall be subject to the provisions of Exhibit B to this Plan.

         2.8. Repricing. Except for either adjustments pursuant to paragraph 5.2(f) (relating to the adjustment of shares), or decreases approved by the Company's stockholders, the Exercise

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Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price.

                                   SECTION 3
                               OTHER STOCK AWARDS

         3.1.     Definitions.

(a) A "Bonus Stock" Award is a grant of shares of Stock in return for previously performed services, or in return for the Participant surrendering other compensation that may be due.

(b) A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

(c) A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units that is contingent on the achievement of performance or other objectives during a specified period.

(d) A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock that is contingent on the achievement of performance or other objectives during a specified period.

(e) A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

         3.2. Restrictions on Awards. Each Bonus Stock Award, Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b) The Committee may designate whether any such Award being granted to any Participant is intended to be performance-based compensation. Any such Awards designated as intended to be performance-based compensation shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m) and the regulations thereunder. For Awards under this Section 3 intended to be performance-based compensation, the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

(c) If the right to become vested in a Restricted Stock Award or Restricted Stock Unit Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of either grant or

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         vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, retirement, change in control or involuntary termination).

Notwithstanding any other provision of this Section 3 to the contrary, if a Participant is subject to an Employment Agreement containing provisions which, by their terms, govern Awards of the type described in this Section 3, such terms shall supersede the provisions of this Section 3 with respect to such Participant's Awards, and if a Participant is subject to an Employment Agreement containing definitions of disability, retirement, change in control, or involuntary termination, such definitions shall apply with respect to such Participant's Awards granted under this Section 3. Notwithstanding the foregoing, Awards granted pursuant to this Section 3 shall have a minimum 3-year vesting period.

         3.3 Non-Employee Director Equity Awards. The Non-Employee Directors shall receive Director Equity Awards in accordance with the provisions of Exhibit A to this Plan.

                                   SECTION 4
                              CASH INCENTIVE AWARDS

         4.1. Eligibility. The Committee may designate any one or more Eligible Individuals as Participants eligible to receive Cash Incentive Awards. Subject to this Section 4, a Participant's right to receive Cash Incentive Awards shall be contingent on the achievement of performance goals established for the applicable performance period, as established by the Committee. Except as otherwise provided in this Section 4, Cash Incentive Awards are intended to be performance-based compensation, and shall comply with the requirements of this Section 4 to the extent such compliance is determined by the Committee to be required for the Cash Incentive Awards to be treated as performance-based compensation.

         4.2. Maximum Award. For Cash Incentive Awards that are intended to be performance-based compensation, no more than $1,500,000 may be paid to any one individual pursuant to such Awards granted for any annual performance period (provided that if a performance period is less than one year, the limit shall be subject to a corresponding pro rata reduction). The Committee may establish overlapping performance periods; provided that, to the extent that the performance periods applicable to any individual overlap, the limit (and the pro rata reduction required under the preceding sentence) with respect to the second performance period shall be based on the portion of the period that does not overlap with the prior period. Subject to Code section 162(m), if, after amounts have been earned with respect to Cash Incentive Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

         4.3. Performance Goals. The performance goals established for the performance period established by the Committee shall be objective (as that term is described in regulations under Code section 162(m)), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The performance goals established by the Committee may be with

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respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Measures.

         4.4. Attainment of Performance Goals. A Participant otherwise entitled to receive a Cash Incentive Award for any performance period shall not receive a settlement of the Award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 4.4, such exercise of discretion may not result in an increase in the amount of the payment.

         4.5. Exceptions to Performance Goal Requirement. Except as otherwise provided by the Committee, if a Participant's employment terminates because of death or disability, or if a Change in Control occurs prior to the Participant's termination of employment, the Participant's Cash Incentive Award shall become vested without regard to whether the Cash Incentive Award would be performance-based compensation.

         4.6. Non-Performance-Based Compensation. Nothing in this Section 4 shall preclude the Committee, the Company, or any Subsidiary from granting cash incentive awards that are not intended to be performance-based compensation; provided, however, that, at the time of grant of cash incentive awards by the Committee, the Committee shall designate whether such amounts are intended to constitute performance-based compensation. To the extent that the provisions of this Section 4 reflect the requirements applicable to performance-based compensation, such provisions shall not apply to the portion of the award, if any, which is not intended to satisfy the performance-based compensation requirements.

                                   SECTION 5
                          OPERATION AND ADMINISTRATION

         5.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company's 2002 annual meeting of its stockholders, the Plan shall be effective as of January 23, 2002 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by stockholders, the Awards shall be contingent on approval of the Plan by the stockholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

         5.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

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(b)      Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 3,000,000 shares of Stock.

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e) Subject to paragraph 5.2(f), the following additional maximums are imposed under the Plan.

         (i) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 1,500,000 shares during any one calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (i).

         (ii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be 300,000 shares.

         (iii) For Bonus Stock Awards, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be performance-based compensation, no more than 300,000 shares of Stock may be subject to such Awards granted to any one individual during any one-calendar-year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

         (iv) For Performance Unit Awards that are intended to be performance-based compensation, no more than $1,500,000 may be subject to such Awards granted to any one individual during any one-calendar-year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

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(f)      If (i) the outstanding securities of the class then subject to this
         Plan (the "outstanding shares") (A) are increased, decreased, exchanged or converted as a result of a stock split (including a split in the form of a stock dividend), reverse stock split, recapitalization, or similar event or (B) are exchanged for or converted into cash, property or a different number or kind of securities (or if cash, property or securities are distributed in respect of the outstanding shares), as a result of a reorganization, merger, consolidation, exchange, recapitalization, restructuring or reclassification, or (ii) substantially all of the property and assets of the Company are sold as an entirety, or (iii) the Company is liquidated and dissolved, then the Committee (or, in the case of Director Option Awards, the Board) shall, in such manner and to such extent (if any) as is equitable and appropriate, make proportionate adjustments in (x) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options and other Awards previously granted under this Plan (and, where applicable, the exercise price thereof so as to maintain the same aggregate exercise price), (y) the maximum number and type of shares or other securities, cash, or property that may be issued or delivered pursuant to Options (including ISOs and Director Option Awards) and other Awards thereafter granted under this Plan, and
         (z) such other terms as necessarily are affected by such event. In the case of an extraordinary distribution, merger, reorganization, consolidation, combination, sale of assets, exchange or spin off, the Committee (or the Board, in the case of Director Option Awards) may make provisions for a substitution or exchange of any or all outstanding Options or other Awards or rights (or for the securities, cash or property deliverable upon exercise of such outstanding Options or other Awards or rights), based upon the distribution or consideration payable to holders of the shares of Stock upon or in respect of such event.

         5.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         5.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant, (ii) through the surrender, by either actual delivery of shares or by attestation, of shares of Stock acceptable to the Committee which the Participant already owns (provided that any such shares used in payment shall have been owned by the Participant for at least six months prior to the date of surrender); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such

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shares under this clause (iii) may be used to satisfy not more than the
Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

         5.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.8, Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

         5.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

         5.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

         5.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

         5.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the

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senior Human Resources manager for the Company, or his or her delegates, at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the senior Human Resources manager for the Company, or his or her delegates, shall require.

         5.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. All Awards shall be evidenced by a writing with a schedule memorializing the grant of the Award to the Participant and setting forth certain specifics with respect to the terms and conditions of the Award. A copy of such document shall be provided to the Participant. Such document is referred to in the Plan as an "Award Memorandum".

         5.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

         5.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         5.13.    Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         5.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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         5.15.    Applicable Law. The provisions of this Agreement shall be
construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of any jurisdiction.

                                    SECTION 6
                                CHANGE IN CONTROL

         6.1. Determination of Change in Control. The Board, in the exercise of its reasonable discretion, may, but need not, make an affirmative determination in light of all circumstances surrounding a transaction or group of related transactions that a "Change in Control" for purposes of this Plan will either occur or not occur. In making any such determination, the Board shall give due consideration, without limitation, to the likely effect of such transaction(s) on the makeup of the stockholder base, the Board and the senior management of the Company. If the Board does not exercise the right to make this affirmative determination with respect to a specific transaction or group of related transactions, then, with respect thereto, a "Change in Control" shall be deemed to occur for purposes of this Plan upon the occurrence of any one of the following events:

(A) An acquisition of any common stock or other "Voting Securities" (as hereinafter defined) of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty five percent (25%) or more of the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Plan, (1) "Voting Securities" shall mean the Company's outstanding voting securities entitled to vote generally in the election of directors and (2) a "Non-Control Acquisition" shall mean an acquisition by (a) the Company or any of its Subsidiaries, (b) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company, or (y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of the definition in this subsection 6.1, a "Subsidiary"), or (c) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

(B) The individuals who, as of the Effective Date, were members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the

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         Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(C)      The consummation of:

         (1) A merger, consolidation, or reorganization involving the Company, unless such merger, consolidation, or reorganization is a "Non-Control Transaction." A "Non Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                  (a) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization more than fifty percent (50% ) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; provided, however, that if the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization forty-five percent to fifty percent (45% to 50%) of the combined voting power of the outstanding Voting Securities of the Surviving Corporation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, then a Change in Control shall be deemed to have occurred unless the members of the Incumbent Board who are not employees of the Company determine otherwise; and

                  (b) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities or its common stock;

         (2) The Company's stockholders approve a complete liquidation or dissolution of the Company;

         (3) The sale or other disposition of all or substantially all of the assets of the Company to any Person or Persons (other than a transfer to a Subsidiary); or

         (4) The sale or other disposition of all or substantially all of the stock or assets of IndyMac Bank, F.S.B. to any Person or Persons (other than a transfer to a Subsidiary).

Notwithstanding the foregoing provisions of this subsection 6.1, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         6.2. Committee Action. Except as otherwise provided in Exhibit A, prior to a Change in Control, the Committee may determine in respect of Awards held by Participants that upon or in anticipation of the occurrence of the Change in Control benefits under Awards shall be accelerated only for a limited period of time, which period of time shall not be less than a period of time reasonably necessary to realize the benefits of such acceleration nor more than one year after the Change in Control. If such a determination is not made, then (subject to the last sentence of this subsection 6.2) upon the occurrence of a Change in Control and without further action by the Board or the Committee, (A) each Option and SAR shall become immediately exercisable, and (B) outstanding Stock Awards granted under subsection 3.1 shall immediately vest free of restrictions, and shall become payable to the Participant. The Committee may override the limitations on acceleration in this subsection 6.2 by express provision in the Award Memorandum or otherwise, and may accord any holder of an Award a right to refuse any acceleration, whether pursuant to the Award Memorandum or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with any applicable regulatory and financial accounting requirements, including without limitation section 422 of the Code.

         6.3. Termination or Substitution of Awards. Any Awards that are (or but for a holder's rejection of acceleration would have been) accelerated under this Section 6 and that are not exercised or vested prior to a dissolution of the Company or a reorganization event described in subsection 6.1 that the Company does not survive shall terminate, provided that if provision has been made, consistent with the terms hereof, for the substitution, exchange or other settlement of Awards, such Awards shall be substituted, exchanged or otherwise settled in accordance with such provision.

         6.4. Restoration of Prior Status. Any Awards that are (or but for the holder's rejection of the acceleration would have been) accelerated that are not exercised or vested prior to an abandonment or termination of a transaction subject to stockholder approval that triggered the Change in Control (as evidenced by public announcement, Board resolution, execution of documents terminating the transaction, or other action or document objectively confirming such abandonment or termination), shall be restored to their prior status (except for the effects of the passage of time) as if no Change in Control had occurred.

         6.5. Employment Agreement. Notwithstanding any other provision of this Section 6 to the contrary, if a Participant is subject to an Employment Agreement containing provisions which, by their terms, govern the effect of a change in control, such terms shall supersede the provisions of this Section 6 with respect to such Participant's Awards, and if a Participant is subject to an Employment Agreement containing a definition of Change in Control, such definition shall supersede the definition of Change in Control set forth in this
Section 6 with respect to such Participant's Awards.

                                    SECTION 7
                                    COMMITTEE

         7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

         7.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the amount or number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by subsection 2.8 and by Section 8) to accelerate the vesting of, cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions specified in any Award Memorandum made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

         7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee also may delegate to certain officers of the Company the authority to grant Awards pursuant to the provisions of the Plan, provided that such delegation is set forth in writing and includes all applicable limitations and parameters to such Awards, and provided further that such Awards are subsequently ratified by the Committee. Any such allocation or delegation may be revoked by the Committee at any time. Subject to the foregoing, and except as to the grant of Awards under the Plan and establishment of the terms of grant under the Plan, all ministerial, non-discretionary powers of the Committee under the Plan are delegated to the senior Human Resources manager for the Company and his or her delegates.

         7.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment or period of service, termination of employment or service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 8
                            AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan, and may amend any Award Memorandum, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of subsection 2.8 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company's stockholders.

                                   SECTION 9
                                  DEFINED TERMS

         In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Bonus Stock Awards, Stock Unit Awards,

         Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, Performance Share Awards, and Cash Incentive Awards.

(b)      Board. The term "Board" means the Board of Directors of the Company.

(c) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d) Director. The term "Director" means a member of the Board or the Board of Directors of IndyMac Bank, F.S.B.

(e) Eligible Individual. For purposes of the Plan, the term "Eligible Individual" means any employee, officer, or director of the Company or a Subsidiary, and any consultant or other person providing services to the Company or a Subsidiary; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

(f) Employment Agreement. A Participant's "Employment Agreement" means, as of any date, the agreement (if any) between the Participant and the Company or a Subsidiary that governs the terms of such Participant's employment on that date, and may include a change in control agreement governing the effect of a change in control with respect to such Participant and, with respect to the Participant's termination of employment, may also include a severance agreement governing the terms of such Participant's termination from employment.

(g) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

         (i) (A) If shares of Stock are listed or admitted to trade on a national securities exchange, the average of the high and low reported sales prices of the shares of Stock on the Composite Tape on such date, as published in the Western Edition of The Wall Street Journal, on the principal national securities exchange on which the shares of Stock are so listed or admitted to trade. (B) If the Stock is not listed or admitted to trade on a national securities exchange, the average of the high and low reported prices for the Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System (or a similar organization, if the NASD is no longer reporting such information). (C) If the Stock is not listed or admitted to trade on a national securities exchange and are not reported on the National Market Reporting System, the arithmetic mean between the bid and asked prices for the Shares on such date, as furnished by the NASD or a similar organization. (D) If the Stock is not listed or admitted to trade on a national securities exchange nor reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Board at such time for purposes of this Plan.

         (ii)     If the day is not a business day, and as a result, paragraph
         (i) next above is inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day.

(h) Performance-Based Compensation. The term "performance-based compensation" shall have the meaning ascribed to it in section 162(m) of the Code and the regulations thereunder.

(i) Performance Measures. The Performance Measures (which must be quantitative and objective standards and not qualitative) that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: core earnings; net worth; asset quality; efficiency ratio; loan origination; deposit growth; interest rate risk; earnings per share; return on average common equity; return on average equity; net operating expense, either before or after amortization of intangible assets (goodwill); operating earnings (earnings before transaction-related expense) per diluted share of common stock, either before or after amortization of intangible assets (goodwill); return on average assets, ratio of non-performing assets to total assets; customer service; and regulatory compliance.

(j) Subsidiary. The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

(k)      Stock. The term "Stock" means shares of common stock of the Company.

(l) 2000 Plan. The term "2000 Plan" means the IndyMac Mortgage Holdings, Inc. 2000 Stock Incentive Plan.

                                    EXHIBIT A
                         OUTSIDE DIRECTORS EQUITY AWARDS

         A.1. Award. Director Equity Awards shall be granted to Non-Employee Directors in the form of a NQO in accordance with the provisions set forth on
Schedule 1 to this Exhibit A; provided that each Non-Employee Director may elect to receive Restricted Stock in lieu of part or all of such NQO by filing an Election Form pursuant to Section A.2. below. Each Non-Employee Director may elect to receive Restricted Stock in 25% increments of such NQO, up to 100% of such NQO. In the event that a Non-Employee Director makes any such election, he will receive a corresponding reduction in the number of shares of Stock covered by the NQO. The determination as to the equivalency of the number of shares of Stock covered by the NQO shall be made by using the Black-Scholes valuation model.

         A.2. Election Form. In order to receive a portion of a Director Equity Award in the form of Restricted Stock, the Director must file an "Election Form", as provided by the Company, with the Secretary of the Company specifying the form of the Director Equity Award the Director elects to receive. The Election Form must be filed prior to or on the same day as the Company's annual grant of Awards to Employees or, in the case of a new Director, before the commencement of the Director's term of office. The Director's election shall remain in effect for Director Equity Awards made in each subsequent year, unless the Director files a revised Election Form or written revocation of the election with the Secretary of the Company before the subsequent annual grant of Awards to Employees. The Director's election shall be irrevocable after the Director Equity Award for a particular year has been granted.

                             SCHEDULE 1 TO EXHIBIT A
                         OUTSIDE DIRECTORS OPTION AWARDS

                                    SECTION 1
                                  OPTION AWARDS

         1.1 Option Grant. Subject to Section A.1. and A.2. of this Exhibit A, Director Option Awards shall be granted to Non-Employee Directors as follows:

(a) On the same date as the annual grant of Awards to Employees pursuant to this Plan in each calendar year after 2001 during the term of the Plan (the "Regular Grant Date"), there shall be granted automatically (without any action by the Committee or the Board) to each Non-Employee Director then in office an NQO (the "Director Option Award") to purchase the number of shares of Stock equal to 0.025% of the issued and outstanding shares of Stock (excluding any Stock held in treasury by the Company) as of the end of the preceding fiscal year.

(b) Upon the election of a newly elected Non-Employee Director, there shall be granted automatically (without any action by the Committee or the Board) an NQO, the grant date of which shall be the date of such election, to each newly elected Non-Employee Director (the "New Director Option Award") as follows: (i) if the Non-Employee Director is elected within six months after the most recent Regular Grant Date, the New Director Option Award shall cover the same number of shares of Stock for which Director Option Awards were granted to existing Non-Employee Directors on the most recent Regular Grant Date; and (ii) if the Non-Employee Director is elected more than six months after the most recent Regular Grant Date, but prior to the date on which Director Options are granted to existing Non-Employee Directors, the New Director Option Award shall cover one-half the number of shares of Stock for which the most recent Director Option Awards were granted to existing Non-Employee Directors on the most recent Regular Grant Date.

(c) In no event shall a Director Option Award granted under paragraph (a) above cover fewer than 7,500 shares of Stock.

(d) A Director Option Award and New Director Option Award shall entitle the Director to purchase shares of Stock at a price equal to the Fair Market Value of the Stock as of the date the Option is granted.

(e) For all subsequent provisions of this Schedule 1, Director Option Awards and New Director Option Awards shall be referred to collectively as Director Option Awards.

         1.2. Adjustment. Director Option Awards shall be subject to adjustment pursuant to paragraph 5.2(f) of the Plan.

         1.3 Heirs and Successors. Awards under this Schedule 1 shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Director or benefits

                                      A1-1
deliverable to the Director under such Award have not been exercised or delivered, respectively, at the time of the Director's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Director in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Director fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Director, any rights that would have been exercisable by the Director and any benefits distributable to the Director shall be exercised by or distributed to the legal representative of the estate of the Director. If a deceased Director designates a beneficiary and the Designated Beneficiary survives the Director but dies before the Designated Beneficiary's exercise of all rights under the Award or before the complete distribution of benefits to the Designated Beneficiary under the Award, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

         1.4. Prior Plan. No Director Option shall be granted under the 2000 Plan to any Non-Employee Director for any calendar year for which a Director Option Award is granted under this Plan.

                                    SECTION 2
                                     VESTING

         A Director Option Award held by a Director will become fully exercisable on the one-year anniversary of the date of grant. A recipient of a Director Option Award who ceases to be a Director shall forfeit the Director Option Award if it is not exercisable immediately prior to his or her date of termination; provided, however, that (i) if a recipient of a Director Option Award ceases to be a Director by reason of his or her death, Disability, or Retirement, any portion of the Director Option Award that is not then exercisable shall become exercisable on his or her date of termination; and (ii) any Director Option Award that is held by an individual serving as a Director on the date of a Change in Control that is not then exercisable shall become exercisable on the date of the Change of Control.

                                    SECTION 3
                             EXERCISE AND EXPIRATION

         3.1 Exercise. To the extent that a Director Option Award is exercisable, it may be exercised in whole or in part by filing a written notice with the Stock Award Administrator of the Company at its corporate headquarters prior to the date the Option expires. Such notice shall specify the number of shares of Stock which the Director elects to purchase, and shall be accompanied by payment of the exercise price for such shares of Stock indicated by the Director's election.

         3.2 Payment of Purchase Price. Upon exercise of a Director Option Award, the exercise price shall be paid in full in cash equivalents or in shares of Stock (by actual delivery or attestation) valued at their Fair Market Value at the time of exercise of the Option or partly in

                                      A1-2
such shares and partly in cash; provided that any such shares used in payment shall have been owned by the Director for at least six months prior to the date of exercise. Subject to the requirements of applicable law and any loan program established by the Company, the Board may authorize loans to Non-Employee Directors to finance the exercise of Director Option Awards; provided, however, that no loan shall be made to any Non-Employee Director to finance the exercise of a Director Option Award unless (i) such loan is made pursuant to a full recourse promissory note, and (ii) such loan, if secured by Stock (whether issuable under the Award in question or otherwise), is made in compliance with Regulation U of the Federal Reserve Board. A Non-Employee Director may also elect to pay the exercise price by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Director Option Award and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

         3.3 Expiration. A Director Option Award granted to a Director shall expire on the tenth anniversary of the grant date. However, in no event shall the Director Option Award be exercisable after:

(a) if the termination occurs by reason of the Director's death, Disability or Retirement, the one-year anniversary of the date of termination of the Director;

(b) if the termination occurs by reason of Cause, the date of termination of the Director; and

(c) if the termination occurs for reasons other than death, Disability, Retirement, or Cause, the three-month anniversary of the date of termination of the Director.

To the extent that any Director Option Award is not exercised prior to (i) a dissolution of the Company or (ii) a merger or other corporate event that the Company does not survive, and no provision is made for the assumption, conversion, substitution or exchange of the Option, the Director Option Award shall terminate upon the occurrence of such event.

                                    SECTION 4
                                   DEFINITIONS

         In addition to the other definitions contained in the Plan, the following definitions shall apply to this Schedule 1:

(a) Cause. "Cause" shall mean, with respect to any Non-Employee Director, termination from the Board on account of any act of (i) fraud or intentional misrepresentation, (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary or affiliate, or (iii) conviction of a felony.

(b) Disability. "Disability" shall mean a "permanent and total disability" within the meaning of section 22(e)(3) of the Code.

(c) Non-Employee Director. Each Director who is not an employee of the Company or any Subsidiary shall be a "Non-Employee Director."

(d) Retirement. "Retirement" shall mean retirement or resignation as a director after at least five (5) years service as a director.

                                      A1-3

                             SCHEDULE 2 TO EXHIBIT A
                    OUTSIDE DIRECTORS RESTRICTED STOCK AWARDS

                                    SECTION 1
                             RESTRICTED STOCK AWARDS

         1.1 Restricted Stock Grant. Each Director who files an Election Form in accordance with Section A.1. of this Exhibit A requesting receipt of any portion of a Director Equity Award in Restricted Stock shall be granted a "Director Restricted Stock Award" covering the number of shares of Stock determined in accordance with the provisions of Section A.1. of this Exhibit A (the "Covered Shares").

         1.2 Adjustment. Director Restricted Stock Awards shall be subject to adjustment pursuant to paragraph 5.2(f) of the Plan.

         1.3 Heirs and Successors. Awards under this Schedule 2 shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any benefits deliverable to the Director under such Award have not been delivered at the time of the Director's death, such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Director in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Director fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Director, any benefits distributable to the Director shall be distributed to the legal representative of the estate of the Director. If a deceased Director designates a beneficiary and the Designated Beneficiary survives the Director but dies before the complete distribution of benefits to the Designated Beneficiary under the Award, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

                                    SECTION 2
                                RESTRICTED PERIOD

         The "Restricted Period" for the Covered Shares shall begin on the Regular Grant Date (as defined in Schedule 1 of this Exhibit A) and end as to one-third of each Director Restricted Stock Award on the first, second and third anniversaries of the Regular Grant Date.

                                    SECTION 3
                        TRANSFER AND FORFEITURE OF SHARES

         A recipient of a Director Restricted Stock Award who ceases to be a Director shall forfeit the portion of the Director Restricted Stock Award that is not vested immediately prior to his or her date of termination; provided, however, that (i) if a recipient of a Director Restricted Stock Award ceases to be a Director by reason of his or her death, Disability, or Retirement, any portion of the Director Restricted Stock Award that is not then vested shall become vested on his or her date of termination; and (ii) any portion of a Director Restricted Stock Award that is held by an individual serving as a Director on the date of a Change in Control that is not then vested

                                      A3-1
shall become vested on the date of the Change of Control. In the event of (i) or
(ii) above, the Covered Shares shall be transferred to the Director free of all restrictions upon the date they become fully vested. If the Director remains a Director on the last day of the applicable Restricted Period, then, at the end of such Restricted Period, the applicable portion of the Covered Shares shall be transferred to the Director free of all restrictions.

                                    SECTION 4
                                    DIVIDENDS

         Dividends, if any, accrued on Covered Shares during the Restricted Period shall be credited to the Director and held by the Company on behalf of the Director. The Director's interest in the dividends shall vest on the same date that the Director's interest in the Covered Shares vest. In the event that any portion of the Covered Shares are forfeited in accordance with Section 3 of this Exhibit A, the accrued and unpaid dividends relating to the Covered Shares also shall be forfeited.

                                    SECTION 5
                                     VOTING

         The Director shall not be prevented from voting the Covered Shares merely because those shares are subject to the restrictions imposed by this Plan; provided, however, that the Director shall not be entitled to vote Covered Shares with respect to record dates for any Covered Shares occurring on or after the date, if any, on which the Director has forfeited those shares.

                                    SECTION 6
                               OWNERSHIP OF SHARES

         The Covered Shares issued pursuant to any Director Restricted Stock Award shall be held by the Company's stock transfer agent for the benefit of the Director until the end of the applicable Restricted Period. The Director shall be identified as the beneficial owner of the Covered Shares at the time the shares are issued.

                                    SECTION 7
                                   DEFINITIONS

         In addition to the other definitions contained in the Plan, the following definitions shall apply to this Schedule 2:

(a) Disability. "Disability" shall mean a "permanent and total disability" within the meaning of section 22(e)(3) of the Code.

(b) Non-Employee Director. Each Director who is not an employee of the Company or any Subsidiary shall be a "Non-Employee Director."

(c) Retirement. "Retirement" shall mean retirement or resignation as a director after at least five (5) years service as a director.

                                      A3-2

                                    EXHIBIT B
                             EMPLOYEE OPTION AWARDS

                                    SECTION 1
                                  OPTION AWARDS

         1.1 Option Grant. Except as otherwise provided by the Committee, the Option Awards granted to the Employees (an "Employee Option Award") shall be subject to the provisions of this Exhibit B.

(a) Options shall be granted to Employees (as defined below) at such time or times as may be determined by the Committee. The date on which any such Option is granted is referred to as the "Grant Date" of that Option.

(b) Options shall cover such number of shares of Stock as may be determined by the Committee on the Grant Date. The number of shares of Stock covered by an Option is referred to as the "Covered Shares" of the Option.

(c) Employee Option Awards shall entitle the Employee to purchase shares of Stock at a price equal to the Fair Market Value of the Stock as of the date the Option is granted.

(d) Each Employee Option Award shall be an ISO unless otherwise designated in the applicable Award Memorandum, provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary.

         1.2. Adjustment. Employee Option Awards shall be subject to adjustment pursuant to paragraph 5.2(f) of the Plan.

         1.3. Heirs and Successors. Awards under this Exhibit B shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Employee or benefits deliverable to the Employee under such Award have not been exercised or delivered, respectively, at the time of the Employee's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Employee in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Employee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Employee, any rights that would have been exercisable by the Employee and any benefits distributable to the Employee shall be exercised by or distributed to the legal representative of the estate of the Employee. If a deceased Employee designates a beneficiary and the Designated Beneficiary survives the Employee but dies before the Designated Beneficiary's exercise of all rights under the Award or before the complete distribution of benefits to the Designated Beneficiary under the Award, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

         1.4. Employment Agreement. Notwithstanding any other provision of this Exhibit B to the contrary, if a Participant is subject to an Employment Agreement containing provisions which, by their terms, govern the vesting, exercisability, or other aspects of any Options granted under the Plan, such terms shall supersede the provisions of this Exhibit B with respect to such Participant's Options, and if a Participant is subject to an Employment Agreement containing definitions of cause, disability, or retirement, such definitions shall supersede the respective definitions of this Exhibit B with respect to such Participant's Options. Notwithstanding the foregoing, all Option Awards shall have a minimum 1-year vesting period.

                                    SECTION 2
                                     VESTING

         Subject to the limitations of the Plan, each installment of Covered Shares of an Employee Option Award shall be exercisable on and after the vesting date for such installment as established by the Committee and/or its delegates and specified in the applicable Award Memorandum relating to the Option Award; provided, however, that Option Awards shall have a minimum 1-year vesting period.

         Notwithstanding the foregoing provisions of this Section 2, the Option shall become fully vested and exercisable upon the Employee's Date of Termination, if the Date of Termination occurs by reason of the Employee's death, Disability, or Retirement. The Option may be exercised on or after the Employee's Date of Termination only as to that portion of the Covered Shares for which it was exercisable immediately prior to the Employee's Date of Termination, or became exercisable upon the Employee's Date of Termination.

                                    SECTION 3
                             EXERCISE AND EXPIRATION

         3.1. Exercise. To the extent that an Employee Option Award is exercisable, it may be exercised in whole or in part by filing a written notice with the Stock Award Administrator of the Company at its corporate headquarters prior to the date the Option expires. Such notice shall specify the number of shares of Stock which the Employee elects to purchase, and shall be accompanied by payment of the exercise price for such shares of Stock indicated by the Employee's election.

         3.2. Payment of Purchase Price. Upon exercise of an Employee Option Award, the exercise price shall be paid in full in cash equivalents or in shares of Stock (by actual delivery or attestation) valued at their Fair Market Value at the time of exercise of the Option or partly in such shares and partly in cash; provided that any such shares used in payment shall have been owned by the Employee for at least six months prior to the date of exercise. Subject to the requirements of applicable law and any loan program established by the Company, the Board may authorize loans to the Employee to finance the exercise of Employee Option Awards; provided, however, that no loan shall be made to any Employee to finance the exercise of an Employee Option Award unless (i) such loan is made pursuant to a full recourse promissory note, and (ii) such loan, if secured by Stock (whether issuable under the Award in question or otherwise), is made in compliance with Regulation U of the Federal Reserve Board. An Employee may also elect to pay the exercise price by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Employee Option Award and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

         3.3 Withholding Taxes. Employee Option Awards are subject to withholding of all applicable taxes, and the delivery of any shares of Stock upon exercise of an Employee Option Award shall be conditioned on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant, (ii) through the surrender, by either actual delivery of shares or by attestation, of shares of Stock acceptable to the Committee which the Participant already owns (provided that any such shares used in payment shall have been owned by the Participant for at least six months prior to the date of surrender); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

         3.4 Expiration. An Employee Option Award granted to an Employee shall expire on the tenth anniversary of the Grant Date. However, in no event shall the Employee Option Award be exercisable after:

(a) except as provided in paragraphs (b) and (c) below, if the termination occurs for reasons other than death, Disability, Retirement, or Cause, the three-month anniversary of the Employee's Date of Termination;

(b) if the termination occurs by reason of the Employee's death, or if the holder's death occurs within three months after the Date of Termination in accordance with paragraph (a) above, the one-year anniversary of the Employee's Date of Termination;

(c) if the termination occurs by reason of the Employee's Disability, or if the holder incurs a Disability within three months after the Date of Termination in accordance with paragraph (a) above, the one-year anniversary of the Employee's Date of Termination;

(d) if the termination occurs by reason of the Employee's Retirement, the one-year anniversary of the Employee's Date of Termination; or

(e) if the termination occurs by reason of Cause, the Employee's Date of Termination.

To the extent that any Employee Option Award is not exercised prior to (i) a dissolution of the Company or (ii) a merger or other corporate event that the Company does not survive, and no provision is made for the assumption, conversion, substitution or exchange of the Option, the Employee Option Award shall terminate upon the occurrence of such event.

                                    SECTION 4
                                   DEFINITIONS

         In addition to the other definitions contained in the Plan, the following definitions shall apply to this Exhibit B:

(a) Cause. "Cause" shall mean, with respect to any Employee, termination of employment with the Company or any Subsidiary on account of any act of
         (i) fraud or intentional misrepresentation, (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary or affiliate, or (iii) conviction of a felony.

(b) Date of Termination. The term "Date of Termination" means the first day occurring on or after the Grant Date on which the Employee is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Employee between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Employee's employment shall not be considered terminated while the Employee is on a military or sick leave from the Company or a Subsidiary. If an Employee is employed by an entity that is a Subsidiary and such entity ceases to be a Subsidiary, such event shall be deemed to be the Employee's Date of Termination.

(c) Disability. "Disability" shall mean a "permanent and total disability" within the meaning of section 22(e)(3) of the Code.

(d) Employee. An " Employee" is any employee of the Company or a Subsidiary who is granted an Option under the Plan.

(e) Retirement. An Employee's "Retirement" shall mean retirement or resignation after at least five (5) consecutive years of employment with the Company or a Subsidiary and the attainment of age 55.

                                Amendment to the
                               2002 Incentive Plan
             (Adopted by the Board of Directors on January 27, 2004)

         The 2002 Incentive Plan ("Plan") is hereby amended, effective as of January 27, 2004, as follows:

1. By substituting the following for subsections 6.1 and 6.2 of the Plan and by re-numbering existing subsections 6.3, 6.4 and 6.5 accordingly:

                                   "SECTION 6
                                CHANGE IN CONTROL

                  6.1 Determination of Change in Control. Subject to subsection 6.2 below, a "Change in Control" shall be deemed to occur for purposes of this Plan upon the occurrence of any one of the following events:

         (A) An acquisition of any common stock or other "Voting Securities" (as hereinafter defined) of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty five percent (25%) or more of the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Plan, (1) "Voting Securities" shall mean the Company's outstanding voting securities entitled to vote generally in the election of directors and
                  (2) a "Non-Control Acquisition" shall mean an acquisition by
                  (a) the Company or any of its Subsidiaries, (b) an employee benefit plan (or a trust forming a part thereof) maintained by
                  (x) the Company, or (y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of the definition in this subsection 6.1, a "Subsidiary"), or (c) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

         (B) The individuals who, as of the Effective Date, were members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (C) The consummation of a merger, consolidation, or reorganization involving the Company or the sale or other disposition of all or substantially all of the assets of the Company to any Person or Persons other than a transfer to a Subsidiary, or the sale or other disposition of all or substantially all of the stock or assets of IndyMac Bank, F.S.B. to any Person or Persons other than a transfer to a Subsidiary (in each case, a "Business Transaction")), unless such Business Transaction is a "Non-Control Transaction." A "Non Control Transaction" shall mean a Business Transaction where:

                  (a) the stockholders of the Company, immediately before such Business Transaction, own directly or indirectly immediately following such Business Transaction more than sixty percent (60%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization or purchasing such assets or stock (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Transaction;

                  (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Business Transaction constitute at least a majority of the members of the board of directors of the Surviving Corporation, or in the event that, immediately following the consummation of such Business Transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the board of directors of such corporation; and

                  (c) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or (iv) any Person who, immediately prior to such Business Transaction had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities or its common stock; or

         (D) The Company's stockholders approve a complete liquidation or dissolution of the Company.

         Notwithstanding the foregoing provisions of this subsection 6.1, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired

         Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  6.2 Special Board Determination. Notwithstanding the provisions of this subsection 6.2, the Board, in the exercise of its reasonable discretion, may, but need not, make an affirmative determination prior to the consummation of a Business Transaction (as defined in subsection 6.1(C)) that, in light of all circumstances, such Business Transaction will be not be treated as a Change in Control for purposes of this Plan, by reason of it being in essence a "combination of equals" or for any other reason. In making any such determination, the Board shall give due consideration, without limitation, to the likely effect of such transaction(s) on the makeup of the stockholder base, the Board and the senior management of the Company.

                  6.3 Committee Action. Except as otherwise provided in Exhibit A, an Award Memorandum or a written agreement between the Company and a Participant to the contrary, in the event of a Change in Control, then all outstanding Awards previously granted to the Participant hereunder that have not already vested shall vest on the first anniversary of the Change in Control; provided, however, that in the event that a Participant's employment with IndyMac or any successor employee is terminated within one (1) year following a Change in Control (i) by reason of the Participant's Disability or Death, or (ii) either by the employer without Cause or by the Participant for Good Reason, then all outstanding Awards previously granted to the Participant hereunder that have not already vested shall vest on the date of such termination of employment. In the event of such acceleration of "vesting," each Option and SAR shall become immediately exercisable, and (B) outstanding Stock Awards granted under Section 3 shall immediately vest free of restrictions, and shall become payable to the Participant. Notwithstanding the foregoing and anything to the contrary herein, prior to a Change in Control, the Committee may in its sole discretion amend this Section 6.3 to alter the acceleration of Awards in the event of a Change in Control, including, without limitation, to provide for immediate acceleration of awards or to prohibit or otherwise limit such acceleration. The Committee may accord any holder of an Award a right to refuse any acceleration, whether pursuant to the Award Memorandum or otherwise, in such circumstances as the Committee may approve. In determining whether and in what manner to accelerate the vesting of Awards under the Plan, the Committee shall consider the effect thereof under applicable regulatory and financial accounting principles, including without limitation section 422 of the Code.

         For purposes of this section, "Cause" shall have the meaning assigned such term in the Employment Agreement, if any, between a Participant and the Company or an affiliate, provided, however that if there is no such Employment Agreement in which such term is defined, and unless otherwise defined in the applicable Award, "Cause" shall mean, with respect to any Employee, termination of employment with the Company or any Subsidiary on account of any act of (i) fraud or intentional misrepresentation, (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary or affiliate, or (iii) conviction of a felony.

         For purposes of this section, "Good Reason" shall have the meaning assigned such term in the Employment Agreement, if any, between a Participant and the Company or an affiliate, provided, however that if there is no such Employment Agreement in which such term is defined, and unless otherwise defined in the applicable Award, "Good Reason" shall mean, with respect to any Employee, any of the following acts by the Company or an affiliate, without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or the affiliate promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant's position, authority, duties or responsibilities as in effect immediately prior to a Change in Control, (ii) a reduction by the Company or an affiliate in the Participant's base salary, (iii) the Company or an affiliate requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the location at which the Participant was stationed immediately prior to a Change in Control, (iv) the continuing material breach by the Company or an affiliate of any Employment Agreement between the Participant and the Company or an affiliate after the expiration of any applicable period for cure, or (v) the expiration an Employment Agreement between the Employee and the Company or any affiliate in effect prior to a Change in Control without renewal by the Company or its successor on or following a Change in Control on terms that are substantially comparable to the terms of such Employment Agreement."